KRONOS WORLDWIDE TO DISCUSS SECOND QUARTER 2012 RESULTS

DALLAS, TEXAS…July 26, 2012 …Kronos Worldwide, Inc. (NYSE:KRO) will hold a conference call to discuss its second quarter 2012 financial results on Thursday, August 9, 2012 at 9:00 a.m. CDT.  Second quarter results will be released to the public prior to the market opening that day.

Call in number for U.S. participants	(866) 700-7477
Call in number for international participants	(617) 213-8840
Participant passcode	30807512

The conference call will be available via webcast and can be accessed from the investor relations section of the Company’s website at http://www.kronosww.com.

The conference call will be available for replay beginning immediately after the call on August 9, 2012 and ending August 16, 2012.

Call in number for the replay:
U.S. participants	(888) 286-8010
International participants	(617) 801-6888
Passcode	38398822

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.